                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 GENERAL HOST
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 GENERAL HOST
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------

     (3) Filing party:

- - --------------------------------------------------------------------------------

     (4) Date filed:

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

                                     [LOGO]

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                                  MAY 18, 1995
                              9:00 A.M. LOCAL TIME
                                       AT
                     THE STOUFFER RENAISSANCE DAYTON HOTEL
                           FIFTH & JEFFERSON STREETS
                               DAYTON, OHIO 45402

- - --------------------------------------------------------------------------------

                                     [LOGO]

             METRO CENTER, ONE STATION PLACE, STAMFORD, CONNECTICUT

                            ------------------------

                          NOTICE OF ANNUAL MEETING OF
                            SHAREHOLDERS TO BE HELD
                                  MAY 18, 1995

TO THE SHAREHOLDERS OF GENERAL HOST CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of GENERAL HOST CORPORATION will be held at the Stouffer Renaissance Dayton Hotel, Fifth & Jefferson Streets, Dayton, Ohio 45402, on Thursday, May 18, 1995, at 9:00 A.M., local time, for the following purposes:

        (1) To elect one director to hold office until the 1997 Annual Meeting of Shareholders;

        (2) To elect three directors to hold office until the 1998 Annual Meeting of Shareholders;

        (3) To ratify the appointment of Price Waterhouse LLP as independent accountants for the year;

        (4) To consider and act upon the adoption by the Company of the 1994 Non-Employee Directors Stock Option Plan; and

        (5) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 3, 1995 will be entitled to vote at the meeting or any adjournment thereof.

                                          By order of the Board of Directors

                                                  HARRIS J. ASHTON,
                                                           Chairman of the Board
Stamford, Connecticut
April 13, 1995

EACH SHAREHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE MAY, IF HE DESIRES, REVOKE HIS PROXY AND VOTE HIS SHARES IN PERSON.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 1995

     This Proxy Statement is furnished to the shareholders of General Host Corporation (hereinafter referred to as the "Company" or "General Host") in connection with the solicitation of proxies by or on behalf of the Board of Directors to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 18, 1995.

     The mailing address of the principal executive office of the Company is Metro Center, One Station Place, P.O. Box 10045, Stamford, Connecticut 06904. The approximate date on which the Proxy Statement and form of proxy are first being sent or given to shareholders is April 13, 1995.

     Proxies delivered pursuant to this solicitation are revocable at the option of the persons who have executed them at any time prior to the exercise thereof. All properly executed proxies delivered pursuant to this solicitation, unless previously revoked, will be voted in accordance with directions given, if delivered in time to be voted at the meeting.

                 INFORMATION CONCERNING GENERAL HOST SECURITIES

VOTING RIGHTS

     Only shareholders of record at the close of business on April 3, 1995, will be entitled to vote at the Annual Meeting or any adjournment thereof.

     On March 15, 1995, there were outstanding 21,085,922 shares of Common Stock of the Company, which are the only voting securities outstanding. Except with respect to the election of directors discussed below, each of these shares will be entitled to one vote at the Annual Meeting as are any additional shares which were issued prior to the close of business on April 3, 1995.

     The Company's directors are divided into three classes. Shareholders have cumulative voting rights in electing directors, and each shareholder has the number of votes equal to the number of shares owned by him multiplied by the number of directors to be elected in each class. Shareholders may cast all of their votes for a single nominee within a class or distribute them among nominees in such class in any manner they desire. Proxies solicited may be cumulatively voted to the extent that discretionary authority granted to proxy holders permits them to do so.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the best knowledge of the Company, information as to the beneficial ownership of (i) owners of more than 5% of the Common Stock of the Company; (ii) each director; (iii) the executive officers (other than directors) named in the Summary Compensation Table beginning on page 8; and (iv) all directors and executive officers, as a group, of the Company's Common Stock. Unless otherwise noted, all information is shown as of March 15, 1995 and includes the number of shares beneficially owned by each director or executive officer determined under the rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose.

                                                                SHARES OF
                                                               GENERAL HOST
                                                               COMMON STOCK
                                                          ----------------------
                                                            AMOUNT       PERCENT
                                                          BENEFICIALLY     OF
                      BENEFICIAL OWNERS                   OWNED(1)(2)     CLASS
      -------------------------------------------------   -----------    -------
(i)   Holders Other Than Directors
      FMR Corp.
      82 Devonshire Street
      Boston, Massachusetts 02109....................      2,274,118(3)     9.8
      Fisher Investments, Inc.
      13100 Skyline Blvd.
      Woodside, CA 94062.............................      1,061,225(4)     5.0
      Gabelli Funds, Inc.
      One Corporate Center
      Rye, NY 10580-1434.............................      3,454,841(5)    15.3
      Pier 1 Imports, Inc.
      301 Commerce Street, Ste 600
      Fort Worth, Texas 76102..........................    2,037,000(6)     9.7
(ii)  Directors
      Harris J. Ashton.................................    1,963,435(7)     9.1
      C. Whitcomb Alden, Jr. ..........................      400,819(8)     1.9
      Christopher A. Forster...........................       14,809          *
      S. Joseph Fortunato..............................       25,200          *
      Philip B. Harley.................................      134,000          *
      Richard W. Haskel................................        7,684          *
      Edward H. Hoornstra..............................      315,495(9)     1.5
      Charles B. Johnson...............................       33,333          *
      Kelly Ashton Sant Albano.........................       81,353(10)      *
(iii) Executive Officers Other Than Directors
      Robert M. Lovejoy................................       53,925          *
      James R. Simpson.................................       36,674          *
      Scott A. Hessler.................................       26,262          *
      William C. Boyd..................................       47,792          *
(iv)  All Directors And Executive Officers As a Group
      (13 persons).....................................    3,140,781       14.4%

- - -------------------------
  * Represents holdings of less than one percent.
 (1) Includes the following numbers of shares of Common Stock held as of December 31, 1994 by the trustee of the General Host Corporation Profit Sharing and Savings Plan for the benefit of the following persons: Mr. Ashton, 40,045; Mr. Lovejoy, 3,302; Mr. Simpson, 1,560; Mr. Boyd, 3,293;
     and all directors and executive officers as a group, 48,200.
 (2) Includes the following shares of Common Stock subject to options outstanding and exercisable on or within 60 days after March 15, 1995: Mr. Ashton, 540,000; Mr. Fortunato, 15,000; Mr. Hessler, 20,000; Mr. Lovejoy, 31,500; Mr. Simpson, 19,500; Mr. Boyd, 34,000; and all directors and executive officers as a group, 660,000.
 (3) Number of shares based on the Schedule 13G dated February 13, 1995, filed with the Commission by FMR Corp. Of these shares, 2,231,618 would be receivable by the holders upon conversion of certain convertible debentures held by them.
 (4) Number of shares based on Schedule 13G dated February 14, 1995 filed with the Commission by Fisher Investments, Inc.

 (5) Number of shares based on Amendment No. 9 to the Schedule 13D dated November 16, 1994, filed with the Commission by Gabelli Funds, Inc. and GAMCO Investors, Inc. Of these shares, 1,522,287 would be receivable by the holders upon conversion of General Host's convertible debentures held by them.
 (6) Number of shares based on Amendment No. 2 to the Schedule 13D dated January 4, 1995, filed with the Commission by Pier 1 Imports, Inc.
 (7) Includes 21,425 shares of Common Stock directly owned and 10,121 shares beneficially owned by Mr. Ashton's wife and 31,825 shares of Common Stock owned by a foundation of which Mr. Ashton is an officer. With respect to the foregoing, Mr. Ashton disclaims any beneficial ownership.
 (8) Includes 369,140 shares of Common Stock, as of January 31, 1995, owned by one pension trust of which Mr. Alden is trustee, which is maintained by a subsidiary of the Company.
 (9) Includes 28,956 shares of Common Stock as to which Mr. Hoornstra shares voting and investment power with his wife.
(10) Includes 3,600 shares held as custodian for her son.

                             ELECTION OF DIRECTORS

     Under the Company's Certificate of Incorporation and By-Laws, its directors are divided into three classes, each class to be elected at successive annual meetings of shareholders for terms of three years. The three directors whose terms will expire at the 1995 Annual Meeting of Shareholders are C. Whitcomb Alden, Jr., Philip B. Harley and Richard W. Haskel. These individuals have been nominated by the Board of Directors to stand for re-election as directors at the 1995 Annual Meeting to hold office until the 1998 Annual Meeting and until their successors are duly elected and qualified.

     On December 7, 1994, the Board of Directors elected Kelly Ashton Sant Albano to fill the vacancy created by the death of Weston E. Hamilton. Ms. Sant Albano is the Board of Director's nominee for election as director to hold office until the 1997 Annual Meeting and until her successor is elected and qualified.

     Should any one or more of these nominees become unable to accept nomination or election, which the Board has no reason to believe will be the case, the persons named in the accompanying form of proxy will vote for the election of such person or persons as the Board may nominate.

     Section 13 of the Company's By-Laws requires that advance notification of nominations of directors by shareholders be given to the Secretary of the Company not less than thirty (30) nor more than sixty (60) days prior to the date of any meeting of shareholders held for the purpose of electing directors, unless shareholders are given less than thirty-five (35) days notice of such meeting in which case shareholder nominations would be permissible up to seven
(7) days after notice of the meeting is mailed by the Company. In addition, the notice of nomination must set forth certain information regarding any nominee who is not an incumbent director, including his or her name, address and principal occupation, the number of shares of stock of the Company beneficially owned by such nominee and the nominating shareholder and any other information required to be disclosed about nominees in proxy solicitations pursuant to
Schedule 14A under the Securities Exchange Act of 1934 ("Exchange Act") or any successor rule, and the notice must be accompanied by the written consent of the proposed nominee to serve as director. Nominations which are determined by the chairman of the meeting of shareholders not to have been made in accordance with the procedure established by Section 13 will be disregarded. The foregoing summary of Section 13 is qualified in its entirety by reference to the complete text of Section 13.

     Based on this provision and the dates of mailing of this Notice and the Annual Meeting, any nominations by shareholders for directors, together with the other required information and consents, should be delivered to the Secretary of the Company by April 18, 1995.

INFORMATION ON NOMINEES AND INCUMBENT DIRECTORS

                                                                          SERVED AS
                                NAME                                    DIRECTOR SINCE     AGE
- - ---------------------------------------------------------------------   --------------     ---
Nominee for Term Expiring 1997
Kelly Ashton Sant Albano.............................................   December 1994      30
Nominees for Term Expiring 1998
C. Whitcomb Alden, Jr. ..............................................   May 1965           79
Philip B. Harley.....................................................   March 1973         76
Richard W. Haskel....................................................   February 1981      61
Incumbent Directors -- Term Expiring 1996
Harris J. Ashton.....................................................   May 1965           62
Christopher A. Forster...............................................   March 1974         62
S. Joseph Fortunato..................................................   April 1993         62
Incumbent Directors -- Term Expiring 1997
Edward H. Hoornstra..................................................   June 1970          73
Charles B. Johnson...................................................   September 1969     62

     Mr. Ashton has been principally employed for more than the past five years as Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Mr. Ashton is a director or trustee of numerous Franklin/Templeton mutual funds. He is also a director of RBC Holdings (USA) Inc., a wholly-owned subsidiary of The Royal Bank of Canada. Mr. Ashton is the father of Ms. Sant Albano.

     Mr. Alden has been principally engaged during the past five years as a financial consultant and private investor.

     Mr. Forster retired as a Managing Director of Marsh & McLennan, Incorporated, an insurance broker, on July 1, 1993, a position he held for more than the past five years.

     Mr. Fortunato has been a partner of the law firm of Pitney, Hardin, Kipp & Szuch for more than the past five years. He is also a director or trustee of numerous Franklin/Templeton mutual funds.

     Mr. Harley, a private investor, retired from the Boards of numerous mutual funds of the Keystone Group, Inc. on December 31, 1994, positions he held for more than the past five years.

     Mr. Haskel has been President of Haskel Enterprises, Inc., a consulting company involved in management consulting and acquisitions, and affiliated with the business brokerage firm of Country Business, Inc., for more than the past five years.

     Mr. Hoornstra has been President of Del-Tem Investment Corporation, a closely held investment and real estate management company, for more than the past five years. Mr. Hoornstra was Vice Chairman of the Board of Directors of the Company and President of its Specialty Retailing Group for more than five years prior to his retirement in December 1986.

     Mr. Johnson has been President and a director of Franklin Resources, Inc., a financial holding company, and President of Franklin Distributors, Inc., a mutual fund management company, for more than the past five years. He is also President and a trustee of Franklin Tax-Free Trust, and a director or trustee of numerous Franklin/Templeton mutual funds.

     Ms. Sant Albano received a B.A. degree from Yale University and an M.B.A. degree from Harvard Business School. She has completed the Macy's executive training program and worked in both store-line and management positions at Macy's from January 1988 to November 1989 and at Bloomingdale's from June 1992 to June 1993.

     Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors on which the director served, except for Mr. Johnson who attended 63% of the aggregate number of meetings.

INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS

     Executive Committee -- This Committee, which exercises, to the extent permitted by New York law, all of the powers of the Board of Directors during the intervals between Board meetings, consists of Harris J. Ashton (Chairman), Richard W. Haskel and Charles B. Johnson. During fiscal 1994 the Executive Committee held no meetings.

     Audit Committee -- This Committee, which monitors the activities of the Company's auditors and reports on such activities to the full Board of Directors, consists of Charles B. Johnson (Chairman), and Richard W. Haskel. During fiscal 1994, the Audit Committee held two meetings.

     Compensation Committee -- This Committee, which approves the compensation of officers of the Company and has overall responsibility for the Company's compensation policies, consists of Philip B. Harley (Chairman), C. Whitcomb Alden, Jr. and Christopher A. Forster. During fiscal 1994, the Compensation Committee held three meetings.

     The Board of Directors has no nominating committee.

COMPENSATION OF DIRECTORS

     Each of the non-management directors of the Company received fees of $30,000 per annum and $750 for each Board of Directors or Committee meeting attended. During fiscal 1994, there were six meetings of the Board and a total of five meetings of its Committees. The directors also participate in benefit programs generally available to Company employees.

     Upon reaching age seventy-five or after ten years of service as a director, whichever occurs earlier, each non-management director becomes eligible to retire from the Board of Directors and, at the discretion of the Board of Directors, receive an annual retainer fee equal to the then annual director's fee being paid on his retirement date for a number of years equal to the number of years served as a director. In order to be eligible for this retainer, each director must agree to be available to provide services to the Company on a basis to be mutually determined by the director and the Executive Committee. Payment of the retainer is suspended for any director who continues to be affiliated with the Company in any capacity and receives payment for services performed for the Company.

     During 1994 the Company adopted the 1994 Non-Employee Directors Stock Option Plan, subject to shareholder approval, and granted an option to each of the non-employee directors to purchase 25,000 shares of Common Stock at an exercise price of $4.44 per share (except for Ms. Sant Albano whose exercise price was $4.81 per share). See "Proposal to Approve 1994 Non-Employee Directors Stock Option Plan" on page 16 of this Proxy Statement.

     During the 1992 fiscal year, Mr. Alden exercised an option for 15,000 shares and elected to defer the purchase price of the option, as provided by the terms of the Company's Directors' Stock Option Plan then in effect. Mr. Alden executed a promissory note in the amount of $109,650 due five years from the date of execution with interest at the rate of six percent per annum. Mr. Alden also elected to borrow from the Company, on the same terms as noted herein, an amount equal to his tax liability as a result of the exercise, as provided by this Plan. The largest aggregate amount outstanding with regard to Mr. Alden's indebtedness to the Company during fiscal year 1994 was $123,650. As of March 15, 1995 the amount of indebtedness outstanding under Mr. Alden's notes was $123,650.

     During the last fiscal year Mr. Alden served as Trustee of a pension trust maintained by the Company and one of its subsidiaries. Mr. Alden received a total of $27,000 in 1994 in compensation from this trust for serving in this capacity.

               DIRECTORS AND OFFICERS' LIABILITY INSURANCE POLICY

     The Company maintains $17.5 million of insurance providing payment either to the Company for indemnification given its directors or officers, or directly to its directors and officers, for certain liabilities which the Company's directors and officers may incur in their respective capacities. This insurance policy, which is currently dated April 1, 1995, is provided by National Union Fire Insurance Company. The premium paid in fiscal 1994 was $280,000.

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the compensation for services rendered in all capacities to the Company for the fiscal years ended January 31, 1993 (fiscal year 1992), January 30, 1994 (fiscal year 1993) and January 29, 1995 (fiscal year 1994) for those persons who were, at January 29, 1995, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the CEO and the four most highly compensated officers will be referred to collectively as the "Named Officers"). Mr. Ashton served as CEO for the entire year, Mr. Hessler became President and COO of the Company's subsidiary, Frank's Nursery & Crafts, Inc. ("Frank's"), on May 23, 1994 and no other individuals served as executive officers during fiscal year 1994 for whom disclosure must be provided.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                          -----------------------------------
                                                   ANNUAL                         AWARDS             PAYOUTS
                                                COMPENSATION              -----------------------   --------
            NAME                     ----------------------------------                SECURITIES
            AND                                               OTHER       RESTRICTED   UNDERLYING                      ALL
         PRINCIPAL                                            ANNUAL        STOCK       OPTIONS/       LTIP           OTHER
          POSITION            YEAR    SALARY    BONUS(1)   COMPENSATION   AWARDS(2)       SARS       PAYOUTS     COMPENSATION(3)
- - ----------------------------  ----   --------   --------   ------------   ----------   ----------    --------    ---------------
Harris J. Ashton,             1994   $754,890   $260,000     $ 28,725          -0-           -0-        446,869     $ 101,430(4)
  Chairman of the Board,      1993    754,890        -0-                       -0-           -0-                      145,658
  President and CEO           1992    721,707    103,000                       -0-       300,000     $                 97,354
Robert M. Lovejoy,            1994    182,774     50,000           --       $6,375           -0-          -0-           1,730
  Vice President and          1993    182,774        -0-           --          -0-         7,500          -0-             -0-
  Treasurer                   1992    182,774     35,000           --          -0-         2,000          -0-             -0-
James R. Simpson,             1994    166,774     50,000           --        6,375           -0-          -0-           1,570
  Vice President and          1993    164,370        -0-           --          -0-         7,500          -0-             -0-
  Controller                  1992    159,250     30,400           --          -0-         2,000          -0-             -0-
Scott A. Hessler,             1994    211,933     80,000      160,187(5)       -0-       100,000          -0-             -0-
  President & COO --
  Frank's
William C. Boyd,              1994    163,000     10,000           --        6,375           -0-          -0-           1,630
  Executive Vice President    1993    161,096        -0-           --          -0-        10,000          -0-             -0-
  -- Frank's                  1992    154,904     30,000           --          -0-         2,000          -0-             -0-

- - -------------------------
(1) Amounts included under the Company's or Frank's Executive Compensation Plan for services rendered in the respective fiscal years.

(2) The aggregate number of shares of restricted stock held at January 29, 1995 and the market value of such shares on that date (based on the closing price of $5.00 on the New York Stock Exchange on January 27, 1995) were: Mr. Lovejoy, 1,000 shares, $5,000; Mr. Simpson, 1,000 shares, $5,000; and Mr. Boyd, 1,000 shares, $5,000. Dividends are paid to the holders of restricted stock. These shares will vest January 28, 1996.

(3) Includes contributions for fiscal year 1994 on behalf of the Named Officers under the Profit Sharing and Savings Plan as follows: Mr. Ashton, $7,549; Mr. Lovejoy, $1,730; Mr. Simpson, $1,570; and Mr. Boyd, $1,630.

(4) Of this amount, $2,991 represents the portion of the premiums paid by the Company during fiscal year 1994 on the life insurance policies described on page 15 of this Proxy Statement that was deemed to purchase term protection and $90,890 represents the value of the benefit to Mr. Ashton, projected on an actuarial basis based on the life expectancy of Mr. and Mrs. Ashton, of the remainder of such premiums.

(5) Of this amount, $160,090 represents relocation expenses paid to or on behalf of Mr. Hessler.

     The table below reflects information regarding grants of stock options pursuant to the Amended and Restated 1986 Stock Incentive Plan during the fiscal year ended January 29, 1995 to the Named Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                   INDIVIDUAL GRANTS                                          VALUE AT ASSUMED
- - ----------------------------------------------------------------------------------------      ANNUAL RATES OF
                               NUMBER OF       % OF TOTAL                                       STOCK PRICE
                               SECURITIES     OPTIONS/SARS                                    APPRECIATION FOR
                               UNDERLYING      GRANTED TO     EXERCISE OR                       OPTION TERM
                              OPTIONS/SARS    EMPLOYEES IN     BASE PRICE     EXPIRATION    --------------------
           NAME               GRANTED(1)(2)   FISCAL 1994     (PER SHARE)        DATE          5%         10%
- - ---------------------------   ------------    ------------    ------------    ----------    --------    --------
Scott A. Hessler...........      100,000          76.3%            5.75         5/23/99     $158,860    $351,040

- - -------------------------
(1) Shares may be paid for by delivery of a five-year, interest-only promissory note at an interest rate determined by the Administrator of this Plan. Principal is paid in a balloon payment at the end of five years from the date of exercise. Upon exercise of an option, the Administrator may, in lieu of delivering shares, make an appreciation distribution in cash equal to the difference between the option price and the fair market value of the stock times the number of shares for which the option is exercised on the date notice of exercise is received. The Administrator may authorize a tax loan in an amount equal to the Federal, state and local taxes that may be due as a result of the option or SAR exercise. If a change of control (as defined in this Plan) occurs prior to the date the options become exercisable, the options become exercisable within thirty days unless otherwise directed by a majority of the Board of Directors.

(2) The option was granted at market value on the date of grant, was immediately exercisable as to 20% of the shares, will become exercisable as to an additional 20% of the shares on each anniversary of the date of grant and has a five-year term.

     Shown below is information with respect to the unexercised options and/or SARs to purchase the Company's Common Stock granted in fiscal 1994 and prior years under the Amended and Restated 1986 Stock Incentive Plan, the 1986 Stock Incentive Plan and the 1981 Stock Option Award Plan to the Named Officers and held by them at January 29, 1995.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                         NUMBER OF                    VALUE OF
                                                                   SECURITIES UNDERLYING             UNEXERCISED
                                                                        UNEXERCISED                 IN-THE-MONEY
                               SHARES ACQUIRED     VALUE              OPTIONS/SARS AT              OPTIONS/SARS AT
            NAME                 ON EXERCISE      REALIZED            FISCAL YEAR-END            FISCAL YEAR-END(2)
- - ----------------------------   ---------------    --------    -------------------------------    -------------------

                                                              EXERCISABLE(1)    UNEXERCISABLE
                                                              --------------    -------------
Harris J. Ashton............       --                --           540,000           --               -0-
Robert M. Lovejoy...........       --                --            31,500           --               -0-
James R. Simpson............       --                --            19,500           --               -0-
Scott A. Hessler............       --                --            20,000           80,000           -0-
William C. Boyd.............       --                --            34,000           --               -0-

- - -------------------------
(1) All of these options are deemed exercisable; however, Messrs. Lovejoy and Simpson each hold options for 7,500 shares and Mr. Boyd holds options for 10,000 shares, which options may be exercised only after the closing price of the Company's Common Stock reaches $14.00 per share and such closing price remains at or above $14.00 per share for ten consecutive business days.

(2) Based on the closing price on the New York Stock Exchange -- Composite Transactions, of the Company's Common Stock on January 27, 1995 ($5.00).

RETIREMENT BENEFIT

     Mr. Ashton is entitled to a retirement benefit under the terms of his employment contract to commence on January 1, 1998, when he will have become 65, or upon his earlier termination of employment. The retirement benefit is determined on a life annuity basis, using the 1971 Group Annuity Table, in the form of a monthly benefit (payable for life) equal to 3% of his average monthly cash salary during the last thirty-six months of his employment multiplied by the number of years of his service to the Company. Mr. Ashton has been employed by the Company for twenty-nine years and ten months and his average monthly cash salary during the last three fiscal years was $61,980. Under his contract, Mr. Ashton is entitled to receive a lump sum payment at the time his retirement benefit is due to commence. Such lump sum payment is to be equal to (i) the then-discounted present value, determined by using a discount rate of six percent per year, of the retirement benefit less (ii) $3,442,302, plus an interest factor, representing amounts previously paid on account of such retirement benefit.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for guiding the Company and Frank's Nursery & Crafts, Inc., the Company's wholly owned operating subsidiary ("Frank's"), in the development and implementation of various policies, plans and programs. The Committee approves the salary levels of Mr. Ashton (the

"CEO") and Messrs. Lovejoy, Simpson, Hessler and Boyd (for purposes of this Compensation Committee Report, Messrs. Lovejoy, Simpson, Hessler and Boyd shall be referred to as the "named executives"). The Committee approves, on an annual basis, the terms of the General Host Executive Compensation Program (the "Program"), the option awards under the Amended and Restated General Host Corporation 1986 Stock Incentive Plan (the "Plan") and the terms of the Frank's Executive Compensation Program (the "Frank's Program").

     The intended purposes of the Program, the Plan and the Frank's Program are to: (a) promote the interests of the Company and its shareholders by attracting and retaining officers and other key employees of exceptional ability; (b) maximize the Company's long-term success and investment return to shareholders;
(c) provide officers and key employees important to the Company's sustained growth with a proprietary interest and greater incentive to contribute to the success of the Company through ownership of Company shares; and (d) provide long-term incentive opportunities for officers and other key employees which are competitive with those offered by other corporations in the business and geographic areas the Company operates.

     The Committee has the power to waive performance or profitability criteria when awarding salary increases or when granting bonuses under the Program and the Frank's Program, but did not do so in 1994, except in the case of one named executive who received a bonus even though certain objectives were not met.

     The Committee has enacted a policy whereby officers of the Company and Frank's who serve in the capacity of Vice President or above are required to achieve a minimum ownership target of Company stock within five (5) years from initial participation, which is January 20, 1994 for executive officers other than Mr. Hessler and May 23, 1994 for Mr. Hessler. The target for the CEO and Mr. Hessler is three (3) times salary. The target for the other named executives except Mr. Boyd is one (1) times salary. The target for Mr. Boyd is two (2) times salary.

SALARIES

     Salaries are established at levels necessary to attract and retain talented corporate officers and other key employees. Salary increases for corporate officers depend on the Company's performance in the prior fiscal year as well as achievement of individual non-financial objectives and overall personal performance. The non-financial objectives reviewed by the Committee in the evaluation of these salary increases are typically the same non-financial objectives that are considered for bonus awards, which are discussed below. There is no pre-determined weight that is given to the achievement of non-financial objectives when consideration is given to a salary increase.

     The named executives, as a group, received no salary increases in 1994 due to a salary freeze initiated in December, 1993. Although the Committee eliminated the salary freeze in February 1995, the named executives' salaries have not yet been increased.

BONUSES

     The Program provides that the executive officers of the Company are eligible to receive bonus payments based on the achievement of corporate profit objectives and specific individual objectives. The profit objectives contained in the Program are based on net income per share of the Company for the fiscal year, as established by the Committee at the beginning of each fiscal year. The individual, or non-financial objectives, consist of four or five major goals that are individually tailored to each function performed by the named executives and incorporate the contribution of that individual's department into the overall objectives of the Company. With respect to bonus awards, these individual objectives can account for as much as 50% of total objective achievement, when combined with Company financial objectives. At the discretion of the Company, bonuses paid under the Program may be paid in Common Stock of the Company.

     The total bonus payment for Mr. Hessler, as president of an operating Company, may not exceed 60% of base salary, while the total bonus payments for each of the other named executives may not exceed 48% of base salary. Certain restrictions on payments exist if the Company does not pay dividends (cash or stock) on its Common Stock or if the Company would report a loss for the fiscal year in question due to the payment of a bonus. If profit targets are not attained, a reasonable and appropriate bonus may be awarded to an individual whose performance was otherwise outstanding.

     Pursuant to the terms of the Frank's Program, certain executive officers of Frank's and other selected management of Frank's are eligible to receive bonuses ranging from 3% to 48% of their base salaries based on achieving predetermined levels of operating income and on specific individual objectives as predetermined by the individual's immediate superior. The Committee approves the Frank's Program and the operating income levels at the beginning of each fiscal year. The Frank's Program contains the same restrictions and features as the Program. Furthermore, at the discretion of the Company, bonuses paid under the Frank's Program may be paid in Common Stock of the Company.

OPTIONS AND RESTRICTED STOCK

     Options are granted under the Plan to executive officers based on the following considerations by the Committee: (a) the position and responsibilities of the person being considered; (b) the nature of the services and the accomplishments of each individual; (c) the value to the Company of the services; (d) the individual's present and potential contributions to the success of the Company; and (e) such other factors as the Committee deems relevant to accomplishing the purposes of the Plan including the value of options currently held by the individual. The purchase price of Common Stock covered by an option shall not be less than the fair market value of the Common Stock on the day the option is granted. Payment for option shares may be made in
(a) cash, (b) Common Stock, (c) a combination of both, or (d) at the discretion of the Committee, on a case by case basis, by promissory notes. During fiscal year 1994 the Committee did not grant any options to the named executives except for an option to purchase 100,000 shares granted to Mr. Hessler in connection with his joining the Company in May 1994.

     In January 1994, the Committee adopted a proposal to award Restricted Stock to all employees affected by the December 1993 wage freeze on condition that the 1994 budgeted profitability objective set by the Committee in connection with the Program is met. During fiscal year 1994 each of the named executives who were affected by the salary freeze received 1,000 shares of Restricted Stock. Since the profitability objective was met, the named executives have retained these awards. The Restricted Stock will vest on January 28, 1996.

CEO COMPENSATION

     The CEO is subject to an employment contract, effective January 1, 1992, that expires on December 31, 1997. The terms of the employment contract are set forth beginning on page 14 of this Proxy Statement.

     In 1994, the CEO's salary was frozen in accordance with the terms of the above-mentioned salary freeze notwithstanding the fact that his employment agreement provided for a salary increase effective January 1,

1994. With the elimination of the salary freeze in February 1995, the CEO's salary automatically increased to the rate provided in the contract for 1995.

     The Committee develops and measures the CEO's objectives under the Program in January of each year for the following fiscal year. The CEO is eligible to receive a bonus payment not to exceed 60% of salary based on the same objectives mentioned previously relative to the Program. The CEO was awarded a bonus under the Program for services rendered in fiscal year 1994.

     The stock gain award, which is discussed on page 15 of this Proxy Statement, provides incentive to the CEO to concentrate on taking all necessary measures to enhance shareholder value. The Committee is willing to reward the CEO if the shareholders have been rewarded by virtue of a higher stock price. The CEO did not receive a stock gain award for 1994.

     The retirement benefit, which is discussed on page 10 of this Proxy Statement, was granted to the CEO in recognition of what will be, at the expiration of the current employment contract, 32 years in senior management, including 28 years as Chief Executive Officer of the Company.

INTERNAL REVENUE CODE SECTION 162(M)

     Internal Revenue Code Section 162(m) generally limits the corporate tax deduction for compensation paid to certain officers named in this Proxy Statement to $1 million. Based on past history, it is probable that the restrictions contained in Section 162(m) will only affect the deductibility of the CEO's pay. According to Section 162(m), compensation payable pursuant to a written contract in effect prior to February 17, 1993, which has not been materially modified after that date, is exempt from the $1 million deduction limit. The CEO's contract was entered into prior to that date and, therefore, compensation payable pursuant to the employment contract will be exempt from
Section 162(m) until termination of the contract in 1997 or until the contract is materially modified.

                                          Philip B. Harley (Chairman)
                                          C. Whitcomb Alden, Jr.
                                          Christopher A. Forster

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Retail Store Composite Index and the S&P 500 Stock Index for the period of five fiscal years commencing January 29, 1990 and ending January 29, 1995.

                     COMPARISON OF FIVE YEAR TOTAL RETURNS
               GENERAL HOST, S&P RETAIL STORES COMPOSITE, S&P 500

                                                  S&P RETAIL
      MEASUREMENT PERIOD         GENERAL HOST     STORES COM-     S&P 500 IN-
    (FISCAL YEAR COVERED)         CORPORATION       POSITE*          DEX**
1989                                       100             100             100
1990                                       108             109             107
1991                                       154             166             136
1992                                       190             195             148
1993                                       139             188             166
1994                                       110             175             168

 * Source: Standard & Poor's Compustat Services, Inc. 1/28/90=100
** Source: Standard & Poor's Corporation. Years ended January.

                   EMPLOYMENT CONTRACT AND OTHER ARRANGEMENTS

     The Company has an employment contract, effective January 1, 1992, with Mr. Ashton, pursuant to which he will be employed as Chief Executive Officer of the Company until December 31, 1997.

     The employment contract entitles Mr. Ashton to a minimum base salary of $718,942, with increases of five percent per year thereafter during the term of the contract. If Mr. Ashton becomes permanently disabled, dies or his employment is terminated by the Company during the term of the contract, the Company shall pay him or his estate his base salary through the date of termination or, in the event of death or disability, through the end of the month in which the death or disability occurs, in addition to a lump sum amount equal to the discounted present value of 50% (100% in the event of termination without cause) of the base salary he would have received through the end of the contract, or if greater, for the twenty-four months following his termination, death or disability (Mr. Ashton's final base salary under the contract to be continued for any part of the twenty-four month period occurring after December 31, 1997). Under the contract, Mr. Ashton may elect to regard his employment to be terminated without cause in the event of a change in control (as defined in the contract) of the Company or a change in any of the material terms and conditions of his employment.

     In the event of voluntary termination by Mr. Ashton, he will be entitled to receive his base salary through the date of termination plus a lump sum payment in cash equal to the base salary he would have received under the contract for a period of 12 months following the date of his termination but not beyond the expiration date of the contract.

     Upon expiration of the contract or cessation of Mr. Ashton's employment for any reason, he will be entitled to receive a retirement benefit as described on page 10 of this Proxy Statement.

     Mr. Ashton is also entitled to receive a stock gain award determined at the end of each calendar year based on the excess of the average of the weekly closing prices for the Company's Common Stock for the year over the greater of
(i) $7.50 (representing the average of the weekly closing price for 1991) increased by 4% each year or (ii) the average of the weekly closing prices for the last year for which a stock gain award was paid. The excess, if any, is then multiplied by the product of 2% and the average number of shares outstanding for the year in question.

     On the date the contract was executed, Mr. Ashton was granted options to purchase 300,000 shares of the Company's Common Stock, pursuant to the terms of the contract.

     During the term of the contract, Mr. Ashton shall be reimbursed for any medical or dental expenses incurred by him or any members of his immediate family under age 26 or living at home, to the extent not otherwise paid under Company programs. Mr. Ashton and his wife are also entitled to fully paid medical benefits, consistent with those now paid, for the rest of their lives.

     Mr. Ashton is entitled under the contract to indemnity consistent with
Section 26 of the By-Laws as such Section presently exists, notwithstanding subsequent amendments, if any, to such Section.

     If any payments to be made to Mr. Ashton under this contract are subject to an excise tax, the Company shall pay Mr. Ashton an additional amount which, after income taxes, equals such excise tax.

     Under the terms of an agreement made in November 1989 between the Company and a Trust established for the benefit of Mr. and Mrs. Ashton's beneficiaries, the Company will pay the premiums for two survivorship life insurance policies on the lives of Mr. and Mrs. Ashton. Benefits become payable when both have died, and the Company will have an interest in the death benefits equal to the amount it has paid for these policy premiums. The Company will continue to make annual premium payments until the earliest of: (1) the deaths of both Mr. and Mrs. Ashton; (2) the Company shall have made 12 payments of the full annual cash premiums; (3) the Company shall have paid an aggregate of $1,500,000 for premiums; or (4) the premium payment next due after the year in which premiums may be paid in full from the sum available from dividends or other sums generated by the policies. The premium payment for these policies for fiscal 1994 was $113,413.

PROFIT SHARING AND SAVINGS PLAN AND LOANS TO EXECUTIVE OFFICERS

     The Company currently maintains a Profit Sharing and Savings Plan which covers salaried and hourly employees of the Company who are 21 years of age, have one year of service, have worked 1,000 hours in a year and are not covered by a collective bargaining agreement. Profit sharing contributions are determined by the Board of Directors who utilize, as a guideline, a formula based on the return on equity of the Company. The Board of Directors authorized a contribution of the Company's Common Stock equivalent in value to $500,000 for fiscal 1994. The Company does not match employee contributions.

     The Company or Frank's has loaned money to certain key employees for the purpose of enabling them to purchase shares of the Company's stock or debentures. These loans are payable in a lump sum five years from the date made and bear interest at the rate of 6% per annum. The Named Officers, other than Mr. Ashton, have loans outstanding as of the last day of fiscal 1994 in the amounts indicated: Robert M. Lovejoy, Jr., $151,614; James R. Simpson, $72,223; Scott A. Hessler, $37,267 and William C. Boyd, $44,744.

     Optionees are permitted, by the terms of their options, to defer payment of the full amount of the option price for up to five years after the date of exercise. The interest rate on such loans is currently 6% per annum. Interest is payable quarterly on the unpaid balance of the deferred purchase price. On August 22, 1990, Mr. Ashton had outstanding deferred payments on options totalling $831,250, which were then due the Company. On that date, Frank's made a loan to Mr. Ashton in the amount of $831,250, the proceeds of which were used to pay the outstanding deferred payments due the Company. The loan from Frank's bears interest at the rate of 6% and is payable in full on August 22, 1995. Mr. Ashton elected to prepay $177,294 of this loan in March 1991 and $25,000 in February 1992. On March 7, 1991, Mr. Ashton elected to defer the payment of the purchase price from the exercise of options for 225,000 shares of Common Stock in the amount of $1,381,253, which is due March 6, 1996. Mr. Ashton elected to prepay $25,000 of this loan in March 1993. On December 30, 1992, Mr. Ashton elected to defer the payment of the purchase price from the exercise of options for 60,000 shares of Common Stock in the amount of $495,000 which is due December 29, 1997.

                         RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed the firm of Price Waterhouse LLP as its independent accountants for the fiscal year ending January 28, 1996, subject to ratification of its appointment by the Company's shareholders. Price Waterhouse LLP has been serving the Company and its subsidiaries for 80 years, and the Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. A representative of Price Waterhouse LLP is expected to be present at this year's Annual Meeting of Shareholders, at which time he will be given an opportunity to make a statement and is expected to be available to respond to appropriate questions.

     Ratification of the appointment of the independent accountants requires the affirmative vote of a majority of the shares present in person or by proxy and voting at the meeting. If the shareholders should not ratify the appointment of Price Waterhouse LLP, the Board of Directors will reconsider the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

       PROPOSAL TO APPROVE 1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

     On October 12, 1994, the Board of Directors adopted, subject to shareholder approval, a new plan for "outside" directors of the Company designated as the 1994 Non-Employee Directors Stock Option Plan (the "1994 Option Plan"). The purposes of the 1994 Option Plan are to assist the Company in attracting and retaining individuals of exceptional ability to serve as directors and to more closely align their interests with those of the shareholders, through one-time grants of options to purchase Common Stock. The initial grants of options under the 1994 Option Plan were made to all then-incumbent non-employee directors on October 14, 1994, contingent upon shareholder approval of the 1994 Option Plan.

     The text of the 1994 Option Plan as currently in effect is set forth in full in the Appendix to this Proxy Statement. The discussion that follows, which summarizes certain significant features of the 1994 Option Plan and provides certain other information relevant to consideration of the proposal to approve the 1994 Option Plan, is qualified in its entirety by reference to the Appendix. Shareholders are urged to review the complete Appendix as they deliberate upon this proposal.

SHARES SUBJECT TO OPTION; PLAN LIMITS; ELIGIBILITY

     Subject to the plan's limits on available shares, the 1994 Option Plan contemplates a single grant to each non-employee director (as therein defined) of an option to purchase 25,000 shares of Common Stock on the terms and at the times specified in the 1994 Option Plan. Subject to anti-dilution and similar adjustments as contemplated by Section 8 of the 1994 Option Plan, the aggregate maximum number of shares that may be used for settlement of options is 300,000 shares, which may be either newly-issued or treasury shares. If at any time the aggregate maximum number of shares then available for options is insufficient for the contemplated grants, no options shall be granted. If an option expires or is terminated or cancelled without having been exercised in full, the shares subject to the option immediately prior to the expiration, termination, or cancellation would become available for other options.

     Under the terms of the 1994 Option Plan, no one other than a non-employee director may be granted an option thereunder. For purposes of the 1994 Option Plan, a "non-employee director" is any individual who at the time of grant of a plan option is a member of the Board of Directors and is not an officer or employee of the Company or any subsidiary; prior employment in such a capacity is not a disqualification.

GENERAL OPTION TERMS

     Each option granted under the 1994 Option Plan must have a per share exercise price equal to the Fair Market Value of a share of Common Stock on the grant date. As defined in the 1994 Option Plan, while the principal market for the Common Stock continues to be the New York Stock Exchange ("NYSE"), "Fair Market Value" for any given date is the average of high and low sale prices for a share of Common Stock on the NYSE as of that date (or the most recent preceding date, if no Common Stock traded on the NYSE on the date in question). On March 10, 1995 the NYSE high and low per share prices for the Common Stock were $6.125 and $5.875, respectively.

     Each option is required by the 1994 Option Plan to be divided into five tranches, with each tranche relating to 20% of the shares subject to the option. The five tranches ordinarily first become exercisable in series on the first through fifth anniversaries, and expire in series on the fifth through ninth anniversaries, of the date of grant. However, upon the death of the grantee of an option, or upon a "change in control" of the Company (as defined in Section 9 of the 1994 Option Plan), all outstanding but theretofore unexercisable tranches automatically become immediately exercisable.

     During the lifetime of an option grantee, only the grantee may exercise the option. If the grantee ceases to serve as a director, the option would continue to be exercisable only for 90 days thereafter, whereupon it would terminate, except that, upon the optionee's death, each tranche of the optionee's then-outstanding option would continue to be exercisable until the earlier of the first anniversary of the optionee's death or the normal expiration date for that tranche.

     Payment in full for any exercised option must be made at the time of exercise for the number of shares for which it is then being exercised. If authorized by the "Administrator" (generally, the Board of Directors or such Board committee as it may designate; currently, a committee consisting of three directors), payment may be made in whole or in part by delivery of a promissory note evidencing a Company loan made pursuant to Section 7 of the 1994 Option Plan (discussed below) and all collateral and/or security documents (if any) required by the Administrator in connection with such loan. Otherwise, payment may be made only in cash or by delivery of shares of Common Stock, valued at their Fair Market Value as of the date immediately preceding the delivery date.

FINANCING

     Under Section 7 of the 1994 Option Plan, in connection with the exercise of any option tranche by an optionee then still a director of the Company, the Administrator, in its discretion, may approve and authorize a Company loan to the optionee to finance some or all of the aggregate exercise price payable and/or income taxes incurred by the optionee in connection with such exercise. Any loan so approved must have a term of no more than five years. The interest rate payable on any such loan and whether any security for repayment will be required would be at the discretion of the Administrator.

TIMING OF GRANTS; CONTINGENT GRANTS PREVIOUSLY MADE

     Each grant of an option to a non-employee director occurs automatically on a date specified in the 1994 Option Plan. For any person first becoming a non-employee director after October 14, 1994, the specified grant date is the date on which he or she becomes a director except that a grant to a director not yet elected by the shareholders is conditioned upon election of that director at the next annual meeting of shareholders. For the eight individuals who were non-employee directors on October 14, 1994 (i.e., Messrs. Alden, Harley, Haskel, Forster, Fortunato, Hoornstra, Hamilton and Johnson), that date was the specified grant date. Ms. Sant Albano's grant date was December 8, 1994.

     Accordingly, on October 14, 1995 (but contingent on subsequent shareholder approval of the 1994 Option Plan), options covering an aggregate 200,000 shares of Common Stock (25,000 shares per option) were granted to the then-incumbent non-employee directors on the terms described above and on December 8, 1994 (but contingent on her election by the shareholders and subsequent shareholder approval of the 1994 Option Plan), options covering 25,000 shares of Common Stock were granted to Ms. Sant Albano on the terms described above. The per share exercise price for each such option other than Ms. Sant Albano's is $4.44 and the per share exercise price for Ms. Sant Albano's option is $4.81 (the Fair Market Values of a share of Common Stock on the respective grant dates). Upon Mr. Hamilton's death on November 12, 1994, the exercisability of his option was accelerated, again contingent upon shareholder approval of the plan. To the extent not theretofore exercised, Mr. Hamilton's option will terminate on the first anniversary of his death.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In general, under Federal income tax law as currently in effect, the grant of a compensatory stock option to a party such as a director is not a taxable event for the grantee or a deductible event for the grantor. However, if the option is a so-called "nonqualified option" (as all options under the 1994 Option Plan will be), upon the exercise of the option the grantee would realize ordinary compensation income, generally in an amount equal to the difference between the aggregate fair market value of the shares being acquired and the aggregate exercise price paid. In addition, under current Federal income tax law, at the time the grantee realizes such income, the grantor would become entitled to a compensation expense deduction in the same amount, subject to the normal Internal Revenue Code requirements concerning the reasonableness of compensation and, where applicable, the special limits of sec.162(m) of the Code upon the deduction of compensation paid to executives named in the grantor's summary compensation table. Since all recipients of options granted under the 1994 Option Plan must be non-employee directors and since effectiveness of the plan is subject to shareholder approval, the Company believes that Section 162(m) will not impose any limits upon its ability to deduct compensation expenses resulting from the exercise of options.

AMENDMENT AND TERMINATION

     Assuming the 1994 Option Plan is approved by the shareholders, the Board of Directors thereafter may amend, modify, suspend, or terminate it at any time, generally without further shareholder approval. However, certain provisions of the Plan described in Rule 16b-3(c)(ii)(A) under the Exchange Act shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Also, no amendment or modification will be effective without shareholder approval at any time at which such approval is required by the applicable rules of the NYSE (or any other securities exchange on which the Common Stock is then principally traded) or by Rule 16b-3 under the Exchange Act as then applicable to the Company. No such action taken by the Board may adversely affect any then-outstanding plan option without the holder's consent.

VOTE REQUIRED FOR APPROVAL; RECOMMENDATION

     Approval of the 1994 Option Plan requires the affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting. Thus, if for any reason (including abstention or broker non-vote) any such shares are not voted "FOR" the proposal to approve the 1994 Option Plan, this will have the same effect as a vote "AGAINST" the proposal. If the proposal is not carried, the 1994 Option Plan (and each of the options already granted thereunder) will become void and of no effect.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1994 OPTION PLAN.

                                    GENERAL

     Shareholders' proposals intended to be presented at the 1996 Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by December 14, 1995. Reference is also made to Section 13 of the Company's By-Laws regarding nomination of directors as discussed on page 4 of this Proxy Statement.

     All expenses in connection with the solicitation of proxies will be borne by the Company. The Company has retained Kissel-Blake Inc. to assist in the solicitation of proxies, for which such firm will receive aggregate fees of approximately $10,500, plus reasonable out-of-pocket expenses. In addition, the Company intends to request brokerage houses, custodians, nominees and others who hold stock in their names to solicit proxies from the beneficial owners of such stock, pursuant to the rules of the New York Stock Exchange and the Pacific Stock Exchange, upon which the Company's Common Stock is listed. The Company will reimburse such brokerage houses, custodians, nominees and others for their out-of-pocket expenses, including reasonable clerical expenses, if any. Proxies may also be solicited by mail, personal solicitation, telephone or telegraph by employees of the Company.

     While Management knows of no other business to be presented at the Annual Meeting, it is intended that proxies solicited will be voted on any other matters that may properly come before the meeting, or any adjournment thereof, in accordance with the discretion of the proxy holders.

                                            By order of the Board of Directors
                                            HARRIS J. ASHTON,
                                                         Chairman of the Board

Stamford, Connecticut
April 13, 1995

                           -------------------------

     The Annual Report to Shareholders for the fiscal year ended January 29, 1995, which includes financial statements, has been mailed to shareholders together with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

                                                                        APPENDIX

                            GENERAL HOST CORPORATION
                 1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

SECTION 1.  PURPOSES

     The purposes of this 1994 Non-Employee Directors Stock Option Plan (the "Plan") are to assist General Host Corporation (the "Company") in attracting and retaining individuals of exceptional ability to serve as directors of the Company and to more closely align their interests with those of the Company's shareholders, through one-time grants of options to purchase shares of the Company's common stock, par value $1.00 per share ("Company stock").

SECTION 2.  AVAILABLE SHARES

     Subject to adjustment as provided in Section 8, the aggregate maximum number of shares of Company stock available for settlement of options granted under the Plan is 300,000 shares. Shares of Company stock delivered in settlement of any exercised Plan option may be authorized but theretofore unissued shares, previously issued shares held in the Company's treasury, or both. There shall be reserved at all times for issuance under the Plan a number of shares of Company stock equal to the aggregate maximum number of shares that may be issued in settlement of options then outstanding and which thereafter may be granted under the Plan. If a Plan option shall expire or be terminated or canceled for any reason without having been exercised in full, the shares subject to the option immediately prior to such expiration, termination, or cancellation shall become available for other options under the Plan.

SECTION 3.  ELIGIBILITY

     The only persons who shall be granted options under the Plan are those individuals who at time of grant are members of the Board of Directors of the Company (the "Board") and are not officers or employees of the Company or any subsidiary (each, a "non-employee director"). No person may be granted more than one option under the Plan.

SECTION 4.  ADMINISTRATION

     4.1 The Plan shall be administered by the Board or such Board committee as the Board hereafter may designate (the "Administrator"). The Administrator shall have full power and authority to (a) prescribe and amend the forms of option agreements, notices, and all other documents or instruments required under or determined by the Administrator to be advisable with respect to the Plan; (b) establish, revise, suspend, and waive such rules and procedures and appoint such agents as it deems appropriate for the administration or operation of the Plan;
(c) construe and interpret the Plan, any option agreement, and any other instrument or document relating to the Plan or a Plan option; (d) decide any question and settle any dispute which may arise in connection with the Plan or any Plan option; and (e) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration or operation of the Plan. All interpretations, determinations or other decisions of the Administrator concerning the Plan or any Plan option shall be conclusive and binding upon all interested parties.

     4.2 Notwithstanding the foregoing or any other provision of the Plan to the contrary, however, it being the intention that all options granted under the Plan shall satisfy all then applicable criteria for "formula awards" under Securities and Exchange Commission Rule 16b-3 (or any successor regulation) as in effect and applicable with respect to plans of the Company at a relevant time ("Rule 16b-3"), the Administrator shall have no authority or discretion at any time to make any determination or take any other action which would cause any Plan option, whether then outstanding or which thereafter may be granted, to fail to meet such criteria.

     4.3 All costs and expenses involved in administering the Plan as provided for herein, or incident thereto, shall be borne by the Company.

SECTION 5.  CERTAIN TERMS OF OPTIONS

     5.1 Subject to approval of the Plan by the Company's shareholders (and subject to adjustment as contemplated by Section 8): (a) as of October 14, 1994, each individual then serving as a non-employee director automatically shall receive and be granted an option to purchase 25,000 shares of Company stock and
(b) as of the date on which any new non-employee director first becomes a Company director, such non-employee director shall receive and be granted an option to purchase 25,000 shares of Company stock (or such lesser number of whole shares as is then available for options under the terms of the Plan); provided, however, that if any new non-employee director first becomes a non-employee director other than by means of election by the shareholders, then the grant to such non-employee director shall be subject to the condition that the director be elected by the shareholders at the next annual meeting of shareholders. If at any time the aggregate maximum number of shares then available for Plan options is insufficient for grants as contemplated in clause
(b) of the preceding sentence, then no options shall be granted.

     5.2 Each option granted under the Plan shall be evidenced by a written option agreement in form approved by the Administrator, which agreement shall identify the option as one granted under the Plan, the optionee, and the date of grant; provide that in the event of any inconsistency between the Plan and the agreement the terms of the Plan shall govern; and set forth the number of shares subject to option, the exercise price per share, and (either expressly or by reference to the Plan) the other terms and conditions of the option.

     5.3 The per share exercise price for each option granted under the Plan shall be the Fair Market Value of a share of Company stock on the date the option is granted. For purposes of the Plan, "Fair Market Value" for any given date means: (a) if Company stock is then listed on one or more national securities exchanges (including, for this purpose, the National Market of the National Association of Securities Dealers Automated Quotation System ("NASDAQ")), the average on such date of the highest and lowest sale prices for a share of Company stock on the principal such exchange (or, if no Company stock traded on such exchange on such date, the next preceding date on which such trading occurred); (b) if (a) is then inapplicable but bid and asked prices for shares of Company stock are quoted through NASDAQ, the average on such date of the highest bid and lowest asked prices so quoted for a share of Company stock (or, if no prices for Company stock were quoted on such date, the next preceding date on which they were quoted); and (c) if both (a) and (b) are inapplicable, the fair market value of a share of Company stock on the date in question as determined in good faith by the Board.

     5.4 Each option granted under the Plan shall consist of five tranches (hereinafter referred to as tranches "A," "B," "C," "D," "E"), with each such tranche relating to 20% of the aggregate number of shares subject to the option. Except as otherwise hereafter provided in this Section 5.4 or Section 9, each option tranche shall first be exercisable, in whole or in part, and (to the extent not earlier exercised or terminated) shall expire, in accordance with the following schedule:

          Tranche A: first exercisable at first anniversary of grant; expiration on fifth anniversary of grant

          Tranche B: first exercisable at second anniversary of grant; expiration on sixth anniversary of grant

          Tranche C: first exercisable at third anniversary of grant; expiration on seventh anniversary of grant

          Tranche D: first exercisable at fourth anniversary of grant; expiration on eighth anniversary of grant

          Tranche E: first exercisable at fifth anniversary of grant; expiration on ninth anniversary of grant.

However, upon the death of the grantee of a Plan option, any and all then outstanding but unexercisable tranches of the option immediately shall become exercisable.

     5.5 During the lifetime of the grantee of a Plan option, the option shall be exercisable only by such optionee. A Plan option shall be exercisable only while the optionee continues to serve as a Company director and for the 90 days following cessation of such service, whereupon the option shall terminate (except that, upon the death of an optionee, each tranche of the optionee's then outstanding Plan option shall be exercisable until the earlier of the first anniversary of the optionee's death and the expiration date of such tranche, whereupon such tranche shall terminate).

SECTION 6.  EXERCISE PROCEDURES AND PAYMENT

     Whenever exercisable, any tranche of an option granted under the Plan may be exercised by delivery to the Secretary of the Company (or any of such other Company officers or employees as the Administrator from time to time may designate) of a written notice of exercise in form acceptable to the Administrator and payment in full of the aggregate exercise price for the number of shares for which the option is being exercised. Payment may be made in any one or more of the following forms: (a) cash, (b) shares of Company stock (valued at their aggregate Fair Market Value for the date immediately preceding the date of delivery), and (c) if authorized by the Administrator in its discretion exercised on a case by case basis, a promissory note evidencing a Company loan pursuant to Section 7 and all collateral and/or security documents (if any) required by the Administrator in connection with such loan.

SECTION 7.  FINANCING

     In connection with the exercise of a Plan option tranche by an optionee then still a director of the Company, the Administrator, in its discretion, may approve and authorize a loan to the optionee by the Company to finance some or all of the aggregate exercise price payable and/or income taxes incurred by the optionee in respect of such exercise; provided, that the aggregate principal amount of such loan shall not exceed the aggregate Fair Market Value on the loan date of the number of shares being purchased by such exercise. The debt for any such loan shall be evidenced by a negotiable promissory note in form prescribed by the Administrator, shall bear interest at such fixed or floating rate as shall be specified by the Administrator, shall have a term not in excess of five years, and shall have such other terms and be subject to such conditions (including, at the Administrator's discretion, the provision of collateral security) as the Administrator may determine.

SECTION 8.  STOCK ADJUSTMENT AND NUMBER OF SHARES

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Board shall, at the time of such event or at a subsequent time, make such adjustment or adjustments as it deems appropriate in the number and kind of shares authorized by the Plan and covered by outstanding options; provided, however, that such adjustments must be in the nature of pro rata anti-dilution adjustments which provide for the equivalent treatment of all holders of options, provided that the aggregate exercise prices of all unexercised options shall not change. Without limiting the preceding sentence in any respect, in the event of any merger, consolidation, or combination of the Company with or into another corporation (other than a merger, consolidation, or combination in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding Company stock), the Board prior thereto may in its discretion provide that each holder of an option granted pursuant to the Plan shall have the right thereafter and during the term of such option to receive upon exercise of such option, or any portion thereof, for each share of Company stock as to which the option shall be exercised, the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property, or any combination thereof, which would have been received upon such merger, consolidation, or combination by a party holding one share of Company stock immediately prior to such merger, consolidation, or combination. In the event of a merger, consolidation or combination in which the consideration issued with respect to shares of Company stock is a combination of different types of property, the Board may designate the property or combination of property to be received upon the exercise of an option outstanding under the Plan.

SECTION 9.  EFFECT OF CHANGE IN CONTROL

     In the event of a change in control of the Company, unless otherwise directed by resolution of the Board adopted by the affirmative votes of a majority consisting entirely of directors who were directors before the change in control occurred, all then outstanding but theretofore unexercisable Plan option tranches shall become exercisable. For purposes of the Plan, "change in control" means that:

          (a) 20% or more of the Company's voting stock has been acquired by any person (as defined by sec. 3(a)(9) of the Securities Exchange Act of 1934, as amended) other than directly from the Company;

          (b) there has been a merger or equivalent combination in which 49% or more of the voting stock of the surviving corporation is issued for reasons other than that the recipients were shareholders of the Company; or

          (c) 20% or more of the directors elected by shareholders to the Board are persons who were not nominated by management in the then most recent proxy statement of the Company.

SECTION 10.  MISCELLANEOUS

     10.1 The Board may at any time and from time to time amend, modify, suspend, or terminate the Plan, with or without the approval of shareholders of the Company, except that: (a) those provisions of this Plan of the nature described in Rule 16b-3(c)(ii)(A) shall not be amended more often than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder; (b) no amendment or modification of the Plan shall be effective without shareholder approval at any time at which such approval is required, either by the applicable rules of the New York Stock Exchange or any other securities exchange on which Company stock is then principally traded, or by Rule 16b-3; and (c) none of the foregoing actions by the Board shall adversely affect any then outstanding Plan option without the holder's consent.

     10.2 The Plan has been adopted by the Board, subject to shareholder approval. Options granted under the Plan prior to such approval also shall be subject to shareholder approval and shall be of no effect unless and until such approval is obtained.

     10.3 If at any time the Board shall determine, in its discretion, that the listing, registration or qualification of any shares covered by the Plan upon any national securities exchange or under any Federal, state, local or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares under the Plan, then, notwithstanding any other provision of the Plan to the contrary, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

     10.4 The holder of any option granted under the Plan shall not have any rights as a shareholder with respect to any shares subject to the option until such shares have been issued to him or her upon due exercise of the option.

     10.5 The Company shall have the right to require the holder of a Plan option to make payments in cash or Company stock (valued at Fair Market Value on the payment date) upon the exercise of the option, in connection with any obligation of the Company to withhold taxes upon such exercise. Any such required payment shall be a condition precedent to settlement of such option.

     10.6 The Plan and all actions taken under it shall be governed by the laws of the State of New York.

- - --------------------------------------------------------------------------------

     PROXY
                 GENERAL HOST CORPORATION--1995 ANNUAL MEETING

                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints HARRIS J. ASHTON, ROBERT M. LOVEJOY and JAMES R. SIMPSON and each of them, jointly and severally, proxies, with full power of substitution, to vote with the same force and effect as the undersigned, including the right to cumulate votes in the election of directors for such of the nominees as the proxies in their discretion may deem appropriate (subject to any limitations on such authority as may be indicated on the reverse side hereof), at the Annual Meeting of Shareholders of General Host Corporation, to be held at the Stouffer Renaissance Dayton Hotel, Fifth and Jefferson Streets, Dayton, Ohio 45402 on May 18, 1995, at 9:00 A.M., and any adjournment thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before, or incident to the conduct of, the meeting, all in accordance with the accompanying notice and proxy statement for said meeting, receipt of which is hereby acknowledged.
                         ------------------------------

     This proxy will be voted "FOR" Proposals 1, 2, 3 and 4 unless instructions to the contrary are indicated. In addition, this proxy will be voted in accordance with the judgment of the proxy holders upon such other matters as may properly come before, or incident to, the conduct of the meeting.
     Should any management nominee become unable to accept nomination or election, this proxy will be voted for a substitute nominated by the
     Board of Directors.
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
     -----------
     -----------
- - --------------------------------------------------------------------------------
                      ------------
          ACCOUNT NUMBER COMMON
- - --------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING
                                   PROPOSALS:
- - --------------------------------------------------------------------------------

       1. Election of Kelly Ashton Sant Albano to hold office until 1997.           3. Ratification of appointment of Price
                                                                                    Waterhouse LLP as independent accountants for
                                                                                       1995.
                    FOR                   WITHHELD                                      FOR         AGAINST          ABSTAIN
                     0                        0                                          0             0                0
       2. Election of the following three Directors to hold office until 1998:
          C. Whitcomb Alden, Jr., Philip B. Harley and Richard W. Haskel.
                    FOR                   WITHHELD
                     0                        0
                                                                 (To withhold       4. Adoption by the Company of the 1994
                                                                 authority to         Non-Employee Directors Stock Option Plan.
                                                                 vote for any
                                                                 individual
                                                                 nominee write
                                                                 that nominee's
                                                                 name on the
                                                                 space below.)
                                                                                        FOR         AGAINST          ABSTAIN
                                                                 ---------------         0             0                0

- - --------------------------------------------------------------------------------

     ------------------------------------------------
     ------------------------------------------------
                                        Dated
                                        ----------------------------------- ,
                                        1995

                                        -----------------------------------
                                                    (Signature)

                                        -----------------------------------
                                                    (Signature)

                                        The signature on this proxy should
                                        correspond exactly with the name
                                        stenciled
     ------------------------------------------------
     ------------------------------------------------
                                        hereon. For joint accounts, each
                                        joint owner should sign. Persons
                                        signing as attorney, executor,
                                        administrator, trustee or guardian
                                        and corporate officers should
         PLEASE MARK YOUR CHOICE LIKE
         THIS  IN BLUE OR BLACK INK.
                                        give their full titles.
- - --------------------------------------------------------------------------------

                                                                                                          /X/ Please mark
                                                                                                               your votes
                                                                                                                 as this

                                        __________________
                                              COMMON

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ALL OF THE FOLLOWING PROPOSALS:
                                                    FOR    WITHHELD                                     FOR      AGAINST     ABSTAIN
1. Election of Kelly Ashton Sant Albano to hold    / /       / /        3. Ratification of appointment  / /        / /         / /
   office until 1997.                                                      of Price Waterhouse LLP as
                                                                           independent accountants for
                                                                           1995.

2. Election of the following three Directors       / /       / /        4. Adoption by the Company of   / /        / /         / /
   to hold office until 1998:  C. Whitcomb                                 the 1994 Non-Employee
   Alden, Jr., Philip B. Harley and Richard                                Directors Stock Option
   W. Haskel.                                                              Plan.

(To withhold authority to vote for any                                     I hereby instruct the Trustee to vote by proxy upon such
individual nominee write that nominee's                                    other matters as may properly come before, or incident
name on the space below.)                                                  to, the conduct of the meeting, or any adjournment
                                                                           thereof.
____________________________________________
                                                                           Should any management nominee become unable to accept
                                                                           nomination or election, the Trustee is instructed to vote
                                                                           by proxy for a substitute nominated by the Board of
                                                                           Directors.


Signature(s)_________________________________________________    Date___________
            The signature on this card should correspond exactly with the name stenciled hereon. Persons signing as attorney, director, administrator, trustee or guardian and corporate officers should give their full titles.





                           CG TRUST COMPANY--TRUSTEE
           GENERAL HOST CORPORATION PROFIT SHARING AND SAVINGS PLAN
                 GENERAL HOST CORPORATION--1995 ANNUAL MEETING
              THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS


The undersigned hereby instructs CG Trust Company to vote all the shares of General Host Corporation Common Stock held on my behalf in the General Host Corporation Profit Sharing and Savings Plan, at the Annual Meeting of Shareholders of General Host Corporation, to be held at the Stouffer Renaissance Dayton Hotel, Fifth and Jefferson Streets, Dayton, Ohio 45402 on May 18, 1995, at 9:00 A.M., and any adjournment thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before, or incident to the conduct of, the meeting, all in accordance with the accompanying notice and proxy statement for said meeting, receipt of which is hereby acknowledged.


              (CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE)

                                                                                                                    /X/ Please mark
                                                                                                                        your votes
                                                                                                                         as this
                            _______________
                                COMMON

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL
OF THE FOLLOWING PROPOSALS:
                                                     FOR  WITHHELD                                              FOR AGAINST ABSTAIN
1. Election of Kelly Ashton Sant Albano to hold      / /    / /    3. Ratification of appointment of            / /   / /    / /
   office until 1997.                                                 Price Waterhouse LLP as independent
                                                                      accountants for 1995.

2. Election of the following three Directors to      / /    / /    4. Adoption by the Company of the 1994       / /   / /    / /
   hold office until 1998: C. Whitcomb Alden, Jr.,                    Non-Employee Directors Stock Option Plan.
   Philip B. Harley and Richard W. Haskel.
                                                                   This proxy will be voted "FOR" Proposals 1, 2, 3 and 4 unless
(To withhold authority to vote for any                             instructions to the contrary are indicated. In addition, this
individual nominee write that nominee's                            proxy will be voted in accordance with the judgment of the proxy
name on the space below.)                                          holders upon such other matters as may properly come before, or incident to, the conduct of the meeting. Should any management
________________________________________                           nominee become unable to accept nomination or election, this proxy will be voted for a substitute nominated by the
                                                                   Board of Directors.

                                                                                Dated _____________________________________, 1995


                                                                                _________________________________________________
                                                                                                  (Signature)

                                                                                _________________________________________________
                                                                                                  (Signature)



                                                                                The signature on this proxy should correspond
                                                                                exactly with the name stenciled hereon. For joint
                                                                                accounts, each joint owner should sign. Persons
                                                                                signing as attorney, executor, administrator,
                                                                                trustee or guardian and corporate officers
                                                                                should give their full titles.

PROXY

                 GENERAL HOST CORPORATION--1995 ANNUAL MEETING

                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

The undersigned hereby appoints HARRIS J. ASHTON, ROBERT M. LOVEJOY and JAMES R. SIMPSON and each of them, jointly and severally, proxies, with full power of substitution, to vote with the same force and effect as the undersigned, including the right to cumulate votes in the election of directors for such of the nominees as the proxies in their discretion may deem appropriate (subject to any limitations on such authority as may be indicated on the reverse side hereof), at the Annual Meeting of Shareholders of General Host Corporation, to be held at the Stouffer Renaissance Dayton Hotel, Fifth and Jefferson Streets, Dayton, Ohio 45402 on May 18, 1995, at 9:00 A.M., and any adjounment thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before, or incident to the conduct of, the meeting, all in accordance with the accompanying notice and proxy statement for said meeting, receipt of which is hereby acknowledged.


                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)